                                              Wachovia Asset Securitization Issuance, LLC
                                                                   Series 2004-HE1
                                                           Statement to Securityholders                                                                Distribution Date: 06/27/05

                                                                  Distribution Summary

                                                 Original         Beginning                                                 Unpaid                              Ending
                                   Certificate   Certificate      Certificate                                               Principal     Total               Certificate
         Class             Cusip      Rate       Balance           Balance                Interest        Principal         Amount      Distribution            Balance
             A           92975NAA5 3.310000%     1,000,000,000.00  767,877,855.95          2,329,869.39    28,137,065.07           0.00  30,466,934.46        739,740,790.88
    Factors per Thousand                                                767.87785595           2.32986939       28.13706507                    30.46693446           739.74079088

     Certificate            n/a    0.000000%                0.00    9,781,204.04             934,342.07              0.00          0.00      934,342.07          9,781,204.04

   Totals                                        1,000,000,000.00 767,877,855.95           3,264,211.46    28,137,065.07           0.00   31,401,276.53       739,740,790.88

Wachovia Bank, National Association
Structured Finance Trust Services                                                                                                                                 Tom Musarra
401 South Tryon Street, 12th Floor                                                                                                                               Vice President
Charlotte, North Carolina 28288-1179                                                                                                                       Phone: 917-351-2027
www.firstlinkabs.com                                                             - Page 1 -                                               Thomas.Mussara@Wachovia.com

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                    Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period            LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A                92975NAA5                 Senior/Variable            33/360           3.09000%     0.22000%        Aaa              AAA               n/a

       Certificate               n/a                      Residual                  -                  -           -

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated November 19, 2004

                                                                                                   - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

 A       92975NAA5    2,329,869.39                 0.00                   0.00                 0.00

                                    - Page 3 -

                        Collection Activity

Interest
Interest Collected                              3,929,540.16
(Additional Balance Interest)                           0.00
(Relief Act Shortfalls)                                 0.00

Total Interest Collected                        3,929,540.16

Principal
Principal Collected                            45,169,651.84
Net Liquidation Proceeds                                0.00
Substitute Adjustment Amount                            0.00
Other Principal Collected                               0.00
(Additional Balance Increase)                           0.00
(Draw Amounts)                                (17,290,706.65)

Total Principal Collected                      27,878,945.19

Additional Funds
Additional Funds from the Funding Account               0.00
Draws from the Policy                                   0.00
Yield Maintenance Payment                               0.00

Total Additional Funds Collected                       0.00

Total Available Collections                    31,808,485.35

                               - Page 4 -

                        Collateral Information

                              Periodic Information

Beginning Collateral Balance                              777,659,059.99
Ending Collateral Balance                                 749,750,843.27
Current Liquidation Loss Amounts                            29,271.53
Cumulative Liquidation Loss Amounts                         143,369.21
Gross WAC                                                     5.830%
Net WAC                                                       4.554%
WAM                                                           204
AGE                                                            12
Gross CPR                                                    51.231%
Net CPR                                                      35.474%
Draw Rate                                                    23.649%

                              Original Information

Collateral Balance                                       1,000,002,326.52
Number of Loans                                               19,310
Gross WAC                                                     4.094%
WAM                                                             216
LIBOR                                                        1.29125%

                       Overcollateralization Information

Overcollateralization Target Amount                       10,010,052.39
Beginning Overcollateralization Amount                     9,781,204.04
Ending Overcollateralization Amount                       10,010,052.39
Overcollateralization Increase                              228,848.35
Overcollateralization Decrease                                 0.00

                                   - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                                                                   Delinquency Information

                              Delinquent:                                  #                   $           %

                                                       30-59 Days          9             634,055.35      0.085%
                                                       60-89 Days          2              35,290.24      0.005%
                                                       90-119 Days         1              35,439.54      0.005%
                                                      120-149 Days         3             106,865.04      0.014%
                                                      150-179 Days         1             185,437.00      0.025%
                                                       180+ Days           1              10,052.39      0.001%

                                                         Total             17            1,007,139.56    0.134%

                              Foreclosure:                                 #                   $           %

                                                                           1              10,052.39      0.001%

                              REO:                                         #                   $           %

                                                                           0                0.00         0.000%

* Foreclosures are included in the delinquency totals

                                                                           - Page 7 -

                                                     Additional Reporting Items

                           Fees                                                                      Additional Information

Servicing Fee                              324,024.61                # of Loans using a Promotional Rate                             19,485
Enhancer Premium                           83,184.21                 Promotional Advances                                      1,313,127.54
Indenture Trustee Expenses                      0.00                 3 Largest Mortgage Loan Balances                          5,079,846.65
Paying Agent Expenses                           0.00                 Additional Balances created during the first
                                                                       Rapid Amortization Period                                      0.00
Total Fees                                 407,208.82                Cumulative Liquidation Loss Amount %                           0.014%
                                                                     Cumulative Subsequent Mortgage Loans                             0.00
                                                                     Deficiency Amount                                                0.00
                                                                     Draws from Policy not yet Reimbursed                             0.00
                                                                     Percentage Interest Class A                                   100.00%
                                                                     Stepdown Cumulative Loss Test Met? (Yes / No)                      Yes
                                                                     Stepdown Date Active (Yes / No)                                    No
                    Amortization Period                              Stepdown Delinquency Test Met? (Yes / No)                          Yes

Revolving (Yes / No)                              No
Managed Amortization (Yes / No)                  Yes
Rapid Amortization (Yes / No)                     No

                                                               - Page 8 -